UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York (State of Incorporation or Organization)	34-0252680 (I.R.S. Employer Identification No.)

Four Coliseum Centre 2730 West Tyvola Road Charlotte, North Carolina (Address of Principal Executive Offices)	28217 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class Registered	Name of Each Exchange On Which Each Class Is Registered

Common Stock, $5.00 par value per share	New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

     This Registration Statement on Form 8-A/A is being filed by Goodrich Corporation, a New York corporation (the “Company”), to amend and restate the description of its common stock, $5.00 par value per share, which class of securities has been registered by the Company pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

     Item 1. Description of Registrant’s Securities to be Registered

     The common stock, $5.00 par value per share, of the Company is described in the sections captioned “Description of Common Stock” and “Description of Series Preferred Stock” in the Prospectus Supplement filed by the Company with the Securities and Exchange Commission on November 22, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. That description is incorporated herein by reference.

     Item 2. Exhibits

Exhibit
No.	Description

1	Restated Certificate of Incorporation of Goodrich Corporation, as amended (incorporated by reference to Exhibit 4.a to the Registration Statement on Form S-3 (File No. 333-98165) of Goodrich Corporation)

2	By-Laws of Goodrich Corporation, as amended (incorporated by reference to Exhibit 4.b to the Registration Statement on Form S-3 (File No. 333-98165) of Goodrich Corporation)

3	Rights Agreement, dated June 2, 1997, between Goodrich Corporation and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 1 to Goodrich Corporation’s Registration Statement on Form 8-A (File No. 001-00892)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOODRICH CORPORATION

Date: August 11, 2003	By: Name: Title:	/s/ Kenneth L. Wagner Kenneth L. Wagner Assistant Secretary

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